UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 13, 2012
Date of report (Date of earliest event reported)
Integrated Device Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138
(Address of principal executive offices) (Zip Code)

(408) 284-8200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.
(a)    On September 13, 2012, Integrated Device Technology, Inc. (“IDT” or the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).

(b)    At the Annual Meeting, stockholders voted on the following four proposals, each of which is described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2012 (the “Proxy Statement”).

Proposal 1.
The election of the eight nominees listed below to serve as members of the Company's Board of Directors until the 2013 annual meeting of stockholders or until their successors are duly elected and qualified.

	For	Withheld	Broker Non-Votes
John Schofield	123,085,756	1,201,206	13,178,407
Jeff McCreary	123,380,090	906,872	13,178,407
Umesh Padval	122,801,085	1,486,377	13,178,407
Gordon Parnell	123,339,264	947,698	13,178,407
Donald Schrock	123,335,120	952,342	13,178,407
Ron Smith, Ph.D.	123,398,377	889,085	13,178,407
Theodore L. Tewksbury III, Ph.D.	123,360,149	926,813	13,178,407
Peter Feld	123,378,173	909,289	13,178,407

Proposal 2.
The approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Commission (“Say-on-Pay”).

For	Against	Abstain	Broker Non-Votes
122,636,527	1,580,533	70,402	13,178,407

Proposal 3.	The approval of an amendment and restatement to the Company's 2009 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 9,000,000 to 14,000,000.

For	Against	Abstain	Broker Non-Votes
121,178,570	3,059,751	49,141	13,178,407

Proposal 4.
The ratification of the selection, by the Audit Committee of the Company's Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending March 31, 2013.

For	Against	Abstain
136,690,910	665,562	109,397

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2012	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ RICHARD D. CROWLEY, JR
Richard D. Crowley, Jr.
Senior Vice President, Chief Financial Officer
(duly authorized officer)